Annex 3

Exhibit 10.4.4

AMENDMENT FOUR
CONAGRA FOODS, INC. AMENDED AND RESTATED
VOLUNTARY DEFERRED COMPENSATION PLAN
(January 1, 2009 Restatement)
This Amendment Four to the ConAgra Foods, Inc. Amended and Restated Voluntary Deferred Compensation Plan (the “Plan”) is adopted by ConAgra Foods, Inc. (the “Company”) and is effective on the execution date below.
RECITALS
1.     Initial capitalized terms that are not otherwise defined herein shall have the meaning ascribed to such terms in the Plan.
2.    The Company desires to amend the Plan to permit Employer contributions.
AMENDMENT
1.    Section 1.5 is deleted in its entirety, and subsequent Sections are renumbered accordingly:

2.    The first paragraph of Section 3.2 is revised as follows:

3.2.    Employer Matching Contributions. Effective January 1, 2014, the Employer will credit, at the end of each Plan Year, an eligible Participant’s Account with Employer Matching Contributions equal to a dollar for dollar match, limited to 6% of compensation earned by the Participant and paid by the Employer in excess of the Code Section 401(a)(17) limitation. The amount of each Employer Matching Contribution shall be automatically reduced by any applicable Federal Insurance Contributions Act tax (or other applicable tax) at the time such contribution is made. Examples: (1) If a Participant receives total cash compensation of $300,000 in 2014, and she deferred $20,000 for 2014, she would receive an Employer Matching Contribution (assuming the Code Section 401(a)(17) limitation for 2014 is $255,000) of $2,700 (6% of $45,000); (2) If the Participant, in the first example, only deferred $900 for 2014, she would receive an Employer Matching Contribution of $900 (2% of $45,000).

3.    The first paragraph of Section 3.3 is revised as follows:

3.3.    Employer Non-elective Contributions. The Employer will credit to each actively employed Participant’s Account, at the end of each Plan Year (i.e., such amount will be credited as of December 31 of each Plan Year), with Employer Non-elective Contributions equal to three percent (3%) of an eligible Participant’s normal compensation and short term incentive in excess of the Code Section 401(a)(17) limitation in effect for such Plan Year; provided, however, that an Employer Non-elective Contribution equal to nine percent (9%) of an eligible Participant’s normal compensation and short term incentive in excess of the applicable Code Section 401(a)(17) limitation will instead be made for the 2013 Plan Year and such amount will be credited to Participants’ Accounts as of December 31, 2013. If a Participant is hired after December 31, 2013, and not permitted to make Compensation Deferral Contributions in the first year of hire, an Employer Non-elective Contribution equal to nine percent (9%) of such Participant’s normal compensation and short term incentive in excess of the applicable Code Section 401(a)(17) limitation will be made for such Participant in his/her first Plan Year of participation, and such amount will be credited to the Participant’s Account as of the end of such first Plan Year.

The amount of each Employer Non-elective Contribution shall be automatically reduced by any applicable Federal Insurance Contributions Act tax (or other applicable tax) at the time such contribution is made. Compensation, for purposes of calculating Employer Non-elective Contributions, shall be defined in the same manner as the term “Pay” is defined in the ConAgra Foods, Inc. Pension Plan for Salaried Employees (#009).

4.    Article IV is revised in its entirety to read as follows:

ARTICLE IV

VESTING

4.1.    Compensation Deferral Contributions. Each Participant shall have a fully 100% vested and nonforfeitable interest in his or her Compensation Deferral Contributions at all times.
4.2.    Employer Contributions. Unless the Employer determines otherwise with respect to a Participant, each Participant shall have a fully 100% vested and nonforfeitable interest in his or her Employer Matching Contributions and Employer Non-elective Contributions when such contributions are credited to Participants’ Accounts.

IN WITNESS WHEREOF, this Amendment Four is executed this _21_ day of__May___, 2013, but effective as of the date set forth herein.
CONAGRA FOODS, INC.

By: /s/ Nicole B. Theophilus
Name: Nicole B. Theophilus
Position: SVP Human Resources